EXHIBIT 24

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose name appears below constitutes and appoints Robert B. Terry and John F. Berardi, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, as well as any related registration statement (or amendments thereto) filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICTED.


        Signature                  Title                        Date


   ALBERT J. SHIVLEY             Chairman of Board and        October 25, 1995
   Albert J. Shivley                   Director

     H. D. CLEBERG            President, Chief Executive      October 25, 1995
     H. D. Cleberg               Officer and Director
                              (Principal Executive Officer)

      OTIS H. MOLZ               Vice Chairman of Board       October 25, 1995
      Otis H. Molz                   and Director

    LYMAN ADAMS, JR.                   Director               October 25, 1995
    Lyman Adams, Jr.

   RONALD J. AMUNDSON                  Director               October 25, 1995
   Ronald J. Amundson

  BAXTER ANKERSTJERNE                  Director               October 25, 1995
  Baxter Ankerstjerne

      JODY BEZNER                      Director               October 25, 1995
      Jody Bezner

   RICHARD L. DETTEN                   Director               October 25, 1995
   Richard L. Detten

     STEVEN ERDMAN                     Director               October 25, 1995
     Steven Erdman

     WARREN GERDES                     Director               October 25, 1995
     Warren Gerdes

      BEN GRIFFITH                     Director               October 25, 1995
      Ben Griffith

      GAIL D. HALL                     Director               October 25, 1995
      Gail D. Hall

     JEROME HEUERTZ                    Director               October 25, 1995
     Jerome Heuertz

      BARRY JENSEN                     Director               October 25, 1995
      Barry Jensen

     GREG PFENNING                     Director               October 25, 1995
     Greg Pfenning

    VONN RICHARDSON                    Director               October 25, 1995
    Vonn Richardson

      MONTE ROMOHR                     Director               October 25, 1995
      Monte Romohr

      JOE ROYSTER                      Director               October 25, 1995
      Joe Royster

     PAUL RUEDINGER                    Director               October 25, 1995
     Paul Ruedinger

   RAYMOND J. SCHMITZ                  Director               October 25, 1995
   Raymond J. Schmitz

  THEODORE J. WEHRBEIN                 Director               October 25, 1995
  Theodore J. Wehrbein

     ROBERT ZINKULA                    Director               October 25, 1995
     Robert Zinkula